Exhibit 99.1

ISUBSCRIBED INC.

By:   /s/ Hari Ravichandran
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Name:  Hari Ravichandran
Title: Chief Executive Officer

      /s/ Hari Ravichandran
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Name:  Hari Ravichandran
Title: Chief Executive Officer